Exhibit 10.45

M&T CREDIT SERVICES, LLC

MASTER EQUIPMENT LEASE

Lease Date: October 29, 2004

Lessee: MARTEK BIOSCIENCES KINGSTREE CORPORATION, a corporation organized and registered under the laws of the State of Delaware.

Chief executive office: 6480 Dobbin Road, Columbia, Maryland 21045.

Lessor: M & T CREDIT SERVICES, LLC, a New York corporation having its chief executive office at M & T Center, One Fountain Plaza, Buffalo, New York 14203, Attn: Counsel’s Office.

1. Lease. Subject to the terms hereof, Lessor shall lease to Lessee, and Lessee shall lease from Lessor, the units of personal property described on each Equipment Schedule together with all substitutions, replacements, repairs, upgrades, additions, accessories, products and proceeds (collectively, the “Equipment” and separately, a “Unit”) described on each Equipment Schedule (together with all riders and schedules thereto, each an “Equipment Schedule” or “Schedule”) now or hereafter executed pursuant to this Lease, each of which shall incorporate all the terms and conditions of this Master Equipment Lease. Each Schedule shall constitute a separate lease and the term “Lease” as used below shall refer to an individual Schedule which incorporates this Master Equipment Lease, together with the Certificate of Acceptance for that Schedule. In case of inconsistency, the terms of the Schedule shall control.

2. Term. The term of this Lease shall consist of (a) the Interim Term, if any, (b) the Base Term, and (c) the renewal term, if any. The Interim Term, if any, shall commence on the date of the Lessee’s execution of the Certificate of Acceptance (provided such date is other than the first of the month) (“Acceptance Date”) and shall extend to the last day of that month (the “Interim Term”). The Base Term shall commence on the first day of the month following the Interim Term, if any, and shall continue for the number of periods specified on the Schedule (the “Base Term”). If the Acceptance Date is the first day of the month there shall be no Interim Term. Lessor is authorized to enter the commencement date and other ministerial information on the Schedule upon receipt of the Certificate of Acceptance. The terms and conditions of this Lease shall continue in effect during any renewal term.

3. Rent; Late Charge. Lessee agrees to pay directly to Lessor at the above address or to Lessor’s assignee the rental payments plus any interim rent as specified on the Equipment Schedule together with all other amounts which may become due under this Lease (the “Rent”). All Rent shall be paid without notice, setoff or demand. If any Rent is not received within ten (10) days of the due date, Lessor may charge and Lessee shall be obligated to pay a late charge in the amount specified on the Schedule, or, if none is so specified, five percent (5%) of the delinquent amount.

4. Net Lease; Lessee’s Obligations Absolute. Upon Lessee’s execution thereof, each Schedule shall constitute a non-cancelable net lease, and Lessee’s obligation to pay Rent, and otherwise to perform its obligations under or with respect to such Schedule and all of the other documents executed in connection therewith, are and shall be absolute and unconditional and shall not be affected by any circumstances whatsoever, including any right of setoff, counterclaim, recoupment, deduction, defense or other right which Lessee may have against Lessor, the manufacturer or vendor of the Equipment (the “Vendor”), or anyone else, for any reason whatsoever (each, an “Abatement”).

5. Disclaimer of Warranties; Lessee’s Obligations. THE EQUIPMENT IS LEASED HEREUNDER “AS IS, WHERE IS.” LESSEE ACKNOWLEDGES THAT FOR THE PURPOSES OF UCC ARTICLE 2A THIS IS A FINANCE LEASE AND LESSOR IS NOT AN AGENT OF THE MANUFACTURER OR VENDOR OF THE EQUIPMENT. LESSEE SELECTED THE EQUIPMENT AND VENDOR. LESSEE IS SATISFIED THAT THE EQUIPMENT IS SUITABLE AND FIT FOR LESSEE’S PURPOSES. LESSOR MAKES NO WARRANTY EITHER EXPRESS OR IMPLIED, AS TO, WITHOUT LIMITATION, QUALITY, CONDITION, MERCHANTABILITY, DESIGN, CAPACITY, WORKMANSHIP OR PERFORMANCE OF THE EQUIPMENT, OR ITS FITNESS FOR ANY PARTICULAR PURPOSE. No defect or unsuitability of the Equipment or delay in delivery shall relieve Lessee of the obligation to pay Rent or any other obligation under this Lease. Lessor hereby assigns to Lessee any interest it may have in manufacturers’ warranties which Lessee may enforce in Lessee’s name and at Lessee’s sole expense. Lessee knows it may have rights under any vendor purchase documents and can contact the Vendor if any for a description of such rights.

6. Title, Granting Clause. (a) Lessee and Lessor intend that: (1) each Schedule, incorporating by reference the terms of this Lease, constitutes a true “lease” and a “finance lease” as such terms are defined in Article 2A of the Uniform Commercial Code, as in effect in the State of New York (“UCC”) and not a sale or retention of a security interest; and (2) Lessor is the owner of each item of Equipment, and Lessee shall not acquire any right, title or interest in or to such Equipment except the right to use it in accordance with the terms of the related Schedule. (b) In order to secure the prompt payment of the Rent and all of the other amounts from time to time outstanding with respect hereto and to each Schedule, and the performance and observance by Lessee of all of the provisions hereof and thereof, Lessee hereby collaterally assigns, grants, and conveys to Lessor, a security interest in and lien on all of Lessee’s right, title and interest in and to all of the following (whether now existing or hereafter created, and including any other collateral described on any rider hereto; the “Collateral”): (1) (if contrary to the parties’ intentions a court determines that such Schedule is not a true “lease” under the UCC) the Equipment described in such Schedule or otherwise covered thereby (including all inventory, fixtures or other property comprising the Equipment), together with all related software (embedded therein or otherwise), all additions, attachments, accessories and accessions thereto whether or not furnished by the Vendor; (2) all subleases, chattel paper, accounts, security deposits, and general intangibles relating thereto, and any and all substitutions, replacements or exchanges for any such item of Equipment or other collateral, in each such case in which Lessee shall from time to time acquire an interest; and (3) any and all insurance and/or other proceeds of the property and other collateral in and against which a security interest is granted hereunder; provided, however, that in no event shall the Equipment or the collateral include piping and other support infrastructure not specifically identified on any Schedule. The collateral assignment, security interest and lien granted herein shall survive the termination, cancellation or expiration of each Schedule until such time as Lessee’s obligations thereunder and under all Schedules are fully and indefeasibly discharged.

7. Assignment. (a) LESSEE SHALL NOT ASSIGN, DELEGATE, TRANSFER OR ENCUMBER ANY OF ITS RIGHTS OR OBLIGATIONS HEREUNDER OR UNDER ANY SCHEDULE, OR ITS LEASEHOLD INTEREST OR ANY COLLATERAL, SUBLET THE EQUIPMENT OR OTHERWISE PERMIT THE EQUIPMENT TO BE OPERATED OR USED BY, OR TO COME INTO OR REMAIN IN THE POSSESSION OF, ANYONE BUT LESSEE. (b) Lessor may at any time with or without notice to Lessee grant a security interest in, sell, assign, delegate or otherwise transfer (an “Assignment”) all or any part of its interest in the Equipment, this Lease or any Schedule and any related documents or any Rent thereunder, or the right to enter into any Schedule, and Lessee shall perform all of its obligations thereunder, to the extent so transferred, for the benefit of the beneficiary of such Assignment (such beneficiary, including any successors and assigns, an “Assignee”). Lessee agrees not to assert against any Assignee any Abatement (without limiting the provisions of Section 4) or claim that Lessee may have against Lessor, and Assignee shall not be bound by, or otherwise required to perform any of Lessor’s obligations, unless Assignee is an Affiliate of Lessor or Lessor’s obligations are expressly assumed by such Assignee. Lessor shall be relieved of any such assumed obligations. If so directed in writing, Lessee shall pay all Rent and all other sums that become due under the assigned Schedule directly to the Assignee or any other party designated in writing by Lessor or such Assignee. Lessee acknowledges that Lessor’s right to enter into an Assignment is essential to Lessor and, accordingly, waives any restrictions under applicable law with respect to an Assignment and any related remedies. Upon the request of Lessor or any Assignee, Lessee also agrees (i) to promptly execute and deliver to Lessor or to such Assignee an acknowledgment of the Assignment in form and substance satisfactory to the requesting party, an insurance certificate and such other documents and assurances reasonably requested by Lessor or Assignee, and (ii) to comply with all other reasonable requirements of any such Assignee in connection with any such Assignment. Upon such Assignment and except as may otherwise be provided herein, all references in this Lease to “Lessor” shall include such Assignee. (c) Subject always to the foregoing, this Lease and each Schedule shall inure to the benefit of, and are binding upon, Lessee’s and Lessor’s respective successors and assigns.

8. Risk of Loss.

     (a) At all times until the Equipment is returned to Lessor in accordance with this Lease, Lessee shall bear the risk of loss, theft, confiscation, taking, unavailability, damage or partial destruction of the Equipment and shall not be released from its obligations under this Lease in any such event.

     (b) Lessee shall provide prompt written notice to Lessor of any Total Loss (as hereafter defined) or any material damage to the Equipment. Any such notice must be provided together with any damage reports provided to any governmental authority, the insurer or Vendor, and any documents pertaining to the repair of such damage, including copies of work orders, and all invoices for related charges.

     (c) Without limiting any other provision hereof, Lessee shall repair all damage to any item of Equipment from any and all causes, other than a Total Loss, so as to cause it to be in the condition and repair required by this Lease.

     (d) A “Total Loss” shall be deemed to have occurred to an item of Equipment upon: (1) the actual or constructive total loss of any item of the Equipment, (2) the loss, disappearance, theft or destruction of any item of the Equipment, or damage to any item of the Equipment that is uneconomical to repair or renders it unfit for normal use, or (3) the condemnation, confiscation, requisition, seizure, forfeiture or other taking of title to or use of any item of the Equipment or the imposition of any lien thereon by any governmental authority. On the next rent payment date following a Total Loss (a “Loss Payment Date”), Lessee shall pay to Lessor the Rent due on that date plus the Stipulated Loss Value of the item or items of the Equipment with respect to which the Total Loss has occurred (the “Lost Equipment”), together with any other payments due hereunder with respect to the Lost Equipment. Upon making such payment, (i) Lessee’s obligation to pay future Rent shall terminate solely with respect to the items of Lost Equipment so paid for, but Lessee shall remain liable for, and pay as and when due, all other payments, and (ii) Lessor shall convey to Lessee all of Lessor’s right, title and interest in the Lost Equipment, “AS IS WHERE IS”, but subject to the requirements of any third party insurance carrier in order to settle an insurance claim. As used in this Lease, “Stipulated Loss Value” shall mean the product of the Total Invoice Cost (as specified in the applicable Schedule) of the Lost Equipment, times the “termination value % of cost” applicable to the Loss Payment Date, as set forth on the schedule of Stipulated Loss Values attached to such Schedule. After the final rent payment date of the Base Term or any renewal term of a Schedule, the Stipulated Loss Value shall be determined as of the last rent payment date during the applicable term of such Schedule, and the applicable percentage factor shall be the last percentage factor set forth on the schedule of Stipulated Loss Values incorporated in such Schedule.

     (e) Lessor shall be under no duty to Lessee to pursue any claim against any person in connection with a Total Loss or other loss or damage.

     (f) If Lessor receives a payment under an insurance policy required under this Lease in connection with any Total Loss or other loss of or damage to an item of Equipment, and such payment is both unconditional and indefeasible, then provided Lessee shall have complied with the applicable provisions of this Section, Lessor shall either (1) if received pursuant to a Total Loss, remit such proceeds to Lessee up to an amount equal to the amount paid by Lessee to Lessor as the Stipulated Loss Value, or credit such proceeds against any amounts owed by Lessee pursuant to Section 8(d), or (2) if received with respect to repairs made pursuant to Section 8(c), remit such proceeds to Lessee up to an amount equal to the amount of the costs of repair actually incurred by Lessee, as established to Lessor’s satisfaction.

9. Representations and Warranties of Lessee. Lessee represents, warrants and agrees that, as of the effective date of this Lease and of each Schedule:

     (a) Lessee has the form of business organization indicated, and is and will remain duly organized and existing in good standing under the laws of the state specified, under Lessee’s signature and is duly qualified to do business wherever necessary to perform its obligations under this Lease and the other documents executed in connection herewith (“Lease Documents”), including each jurisdiction in which the Equipment is or will be located. Lessee’s legal name is as shown in the preamble of this Lease. Within the previous five (5) years, Lessee has not changed its name, done business under any other name, or merged or been the surviving entity of any merger, except as disclosed to Lessor in writing or as disclosed in public filings made by Parent with the Securities and Exchange Commission.

     (b) The Lease Documents (1) have been duly authorized by all necessary action consistent with Lessee’s form of organization, (2) do not require the approval of, or giving notice to, any governmental authority, (3) do not contravene or constitute a default under any applicable law, Lessee’s organizational documents, or any agreement, indenture, or other instrument to which Lessee is a party or by which it may be bound, and (4) constitute legal, valid and binding obligations of Lessee enforceable against Lessee, in accordance with the terms thereof.

     (c) There are no pending actions or proceedings to which Lessee is a party, and there are no other pending or threatened actions or proceedings of which Lessee has knowledge, before any court, arbitrator or administrative agency, which, either individually or in the aggregate, would result in a judgment or judgments against Lessee for the payment of money aggregating in excess of Two Million Dollars ($2,000,000.00).

     (d) All of the Equipment covered by such Schedule is located solely in the jurisdiction(s) specified in such Schedule.

     (e) Under the applicable laws of each such jurisdiction, such Equipment consists (and shall continue to consist) solely of personal property and not fixtures. Such Equipment is removable from and is not essential to the premises at which it is located.

     (f) The financial statements of Lessee (copies of which have been furnished to Lessor) have been prepared in accordance with generally accepted accounting principles consistently applied (“GAAP”), and fairly present Lessee’s financial condition and the results of its operations as of the date of and for the period covered by such statements.

10. Use and Maintenance.

     (a) Lessee shall (1) use the Equipment solely in its present location and in the conduct of its business, for the purpose for which the Equipment was designed, in a careful and proper manner, and shall not permanently discontinue use of the Equipment; (2) operate, maintain, service and repair the Equipment, and maintain all records and other materials relating thereto, (A) in accordance and consistent with (i) the manufacturer’s recommendations and all maintenance and operating manuals or service agreements, whenever furnished or entered into, including any subsequent amendments or replacements thereof, issued by the manufacturer or service provider, (ii) the requirements of all applicable insurance policies, (iii) the purchase documents pursuant to which the Equipment was acquired, so as to preserve all of Lessee’s and Lessor’s rights thereunder, including all rights to any warranties, indemnities or other rights or remedies, (iv) all applicable laws, and (v) the prudent practice of other similar companies in the same business as Lessee, but in any event, to no lesser standard than that employed by Lessee for comparable equipment owned or leased by it; and (B) without limiting the foregoing, so as to cause the Equipment to be in good repair and operating condition and in at least the same condition as when delivered to Lessee hereunder, except for ordinary wear and tear resulting despite Lessee’s full compliance with the terms hereof; and (3) not attach or incorporate the Equipment to or in any other property in such a manner that the Equipment may be deemed to have become an accession to or a part of such other property.

     (b) Within a reasonable time, Lessee will replace any parts of the Equipment which become worn out, lost, destroyed, damaged beyond repair or otherwise unfit for use, by new or reconditioned replacement parts which are free and clear of all liens and have a value, utility and remaining useful life at least equal to the parts replaced (assuming that they were in the condition required by this Lease). Any modification or addition to the Equipment that is required by this Lease shall be made by Lessee. Title to all such parts, modifications and additions to the Equipment immediately shall vest in Lessor, without any further action by Lessor or any other person, and they shall be deemed incorporated in the Equipment for all purposes of the related Schedule. Unless replaced in accordance with this Section, Lessee shall not remove any parts originally or from time to time attached to the Equipment, if such parts are essential to the operation of the Equipment, are required by any other provision of this Lease or cannot be detached from the Equipment without materially interfering with the operation of the Equipment or adversely affecting the value, utility and remaining useful life which the Equipment would have had without the addition of such parts. Except as permitted in this Section, Lessee shall not make any material alterations to the Equipment.

     (c) Upon forty-eight (48) hours’ notice, Lessee shall afford Lessor and/or its designated representatives access to the premises where the Equipment is located for the purpose of inspecting such Equipment and all applicable maintenance or other records relating thereto at any reasonable time during normal business hours; provided, however, if an Event of Default or a default of any of the terms of any of the Lease Documents shall have occurred and then be continuing, no notice of any inspection by Lessor shall be required. If any material discrepancies are found as they pertain to the general condition of the Equipment, Lessor will communicate these discrepancies to Lessee in writing. Lessee shall then have thirty (30) days to rectify these discrepancies at its sole expense. Lessee shall pay all expenses of a re-inspection by Lessor’s appointed representative, if corrective measures were required.

11. Insurance. Lessee shall maintain at its own expense and at all times property damage, fire, theft and comprehensive insurance for the full replacement value of the Equipment with loss payable provisions in favor of Lessor as loss payee as its interests may appear and maintain public liability insurance in the amounts required by Lessor for the relevant Schedule, naming Lessor as additional insured, all under policies in form, substance and amount and written by companies approved by Lessor. All policies will require thirty (30) days’ prior written notice to Lessor of any amendment or cancellation. If Lessee fails to obtain the insurance as provided herein, Lessor may, but is not obligated, to obtain such insurance as Lessor may deem appropriate including, if it so chooses, “single interest insurance” which will cover only Lessor’s interest in the Equipment. Lessee shall pay to Lessor for the cost of such insurance. Subject to the provisions of Section 8(f) hereof, Lessor shall have the option to apply any insurance proceeds toward Rent or apply the insurance proceeds towards repair or replacement of the item of Equipment in respect of which such proceeds were received; provided, however that if no Total Loss has occurred and no Event of Default shall have occurred and be continuing, Lessor shall make all insurance proceeds available for the repair of the Equipment. Upon the request of Lessor, Lessee shall from time to time deliver to Lessor such insurance policies, or other evidence of such policies satisfactory to Lessor and such other related information Lessor may request.

12. Compliance. Lessee shall comply in all material respects with all material governmental laws, regulations, requirements and rules, including without limitation environmental and licensing laws. Lessee shall also comply with all manufacturer’s operating instructions and warranty requirements for the Equipment, and with the conditions and requirements of all policies of insurance with respect to the Equipment and this Lease.

13. Taxes and Costs. Lessee shall pay all applicable sales, use and other taxes whether or not stated on the Schedule (including without limitation any amounts due pursuant to increases in rates effective during the term of this Lease), license and registration fees, assessments and other government charges, however designated, based upon the Equipment or the Rent or upon the operation, maintenance, repair, return or other disposition of the Equipment, or for titling or registering the Equipment, including taxes measured by the net income of Lessor to the extent that such taxes are assessed in lieu of other governmental charges relating to the sale, use, titling or registration of the Equipment. If Lessee represents that Lessee is exempt from payment of income taxes and sales taxes, Lessee will provide Lessor with evidence of such exemptions. Lessee shall pay all shipping and delivery charges and other expenses incurred in connection with the Equipment and pay all lawful claims which might become a lien on the Equipment. Lessee will also pay all costs and expenses (including all reasonable fees and disbursements of all counsel retained for advice, suit, appeal or other proceedings or purpose and of any experts or agents it may retain), which Lessor may incur in connection with (i) the administration of this Lease, including any administrative fees Lessor may impose for the preparation of discharges, releases or assignments to third-parties; (ii) the enforcement and collection of any Rent or any guaranty thereof; (iii) the exercise, performance, enforcement or protection of any of the rights of Lessor hereunder; or (iv) the failure of Lessee to perform or observe any provisions hereof. After such demand for payment of any cost, expense or fee under this Section or elsewhere under this Lease, Lessee shall pay interest at the rate interest accrues on judgments in the State of New York from the date payment is demanded by Lessor to the date reimbursed by Lessee. All such costs, expenses or fees under this Lease shall be added to the Rent, and shall be due and payable on demand.

14. Application of Payments. Payment shall be applied first to Lessor’s costs and Expenses including without limitation reasonable attorney’s fees, collection costs and expenses incurred in performing Lessee’s obligations under this Lease, next to charges and fees such as late charges, and last to Rent.

15. General Indemnity. Lessee shall indemnify Lessor, its Affiliates and any Assignee and each of their respective officers, employees, accountants, attorneys and other agents (each such person being an “Indemnified Party”) on demand, without any limitation as to amount, against each liability, cost and expense (including all reasonable fees and disbursements of all counsel retained for advice, suit, appeal or other proceedings or purpose, and of any expert or agents an Indemnified Party may retain) heretofore or hereafter imposed on, incurred by or asserted against any Indemnified Party (including any claim involving any allegation of any violation of applicable law of any governmental authority (including any environmental law or criminal law)), however asserted and whether now existing or hereafter arising, arising out of or in connection with the manufacture, purchase, ownership, delivery, installation, possession, use, storage, operation, failure, maintenance, repair, return, repossession or other disposition of the Equipment or with this Lease including without limitation claims for injury to or death of persons and for damage to property (collectively “Claims”); provided, however, the foregoing indemnity shall not apply to: (a) any liability, cost or expense incurred by any Indemnified Party in connection with any challenge by or dispute with any governmental authority arising out of or in connection with the accounting treatment of this Lease which is adopted (or proposed to be adopted) by such Indemnified Party, or a determination by any governmental authority that any such accounting treatment is unavailable or invalid, or (b) any liability, cost or expense solely attributable to an Indemnified Party’s gross negligence or willful misconduct. Lessee shall give Lessor and any Assignee prompt notice of any Claim. This indemnity agreement shall survive the termination of this Lease

16. Redelivery.

     (a) Lessee shall provide written notice to Lessor not less than one hundred eighty (180) days and not more than two hundred seventy (270) days prior to the expiration of the term of this Lease with respect to the first Schedule to be executed under this Lease (or of any renewal thereof, if applicable) of Lessee’s intent to return the Equipment to Lessor upon the expiration of the term of this Lease (“Election Notice”). Such notice shall be irrevocable and shall be effective with respect to all Equipment leased under all Schedules. IF LESSEE FAILS TO PROVIDE THE FOREGOING NOTICE IN A TIMELY MANNER, THE TERMS OF THE SCHEDULES AUTOMATICALLY SHALL BE DEEMED TO HAVE BEEN EXTENDED, WHICH EXTENSION SHALL CONTINUE UNTIL ONE HUNDRED EIGHTY (180) DAYS AFTER THE DATE ON WHICH LESSEE PROVIDES THE REQUIRED NOTICE, DURING WHICH EXTENSION PERIOD LESSEE SHALL CONTINUE TO PAY TO LESSOR PER DIEM RENT AT THE LAST PREVAILING LEASE RATE UNDER THE APPLICABLE SCHEDULES; provided, however that Lessor may elect to terminate such extension at any time upon ten (10) days written notice to Lessee. During such extension period, the terms and conditions of this Lease (including, without limitation, the provisions of this Section 16) shall continue to be applicable. Solely for purposes of the definition of Stipulated Loss Value in Section 8 hereof, any such extension shall be deemed a renewal of the term of such Schedule. In the event the Lessee elects to return the Equipment after the Base Term of the Lease, Lessee shall pay to Lessor upon delivery of the Election Notice a fee in the amount equal to the Return Fee Percentage (as set forth in the applicable Schedule) of the Total Invoice Cost of the Equipment (“Initial Return Fee”).

     (b) Upon the expiration or earlier cancellation or termination of any Schedule, Lessee shall return the Equipment to Lessor free and clear of all liens whatsoever, to such place(s) within the continental United States as Lessor shall specify. Lessee shall provide, at its expense, transit insurance for the redelivery period in an amount equal to the replacement value of the Equipment and Lessor shall be named as the loss payee on all such policies of insurance. During the period between the expiration of the Lease and the date occurring six (6) months thereafter, Lessee shall, at its expense: (1) at the request of Lessor, provide for the de-installation and packing of the Equipment, by a qualified industry authorized representative acceptable to Lessor (“Designate Person”), in accordance with the Vendor’s specifications (as applicable); (2) at the request of Lessor deliver the Equipment to Lessor at a location designated by Lessor; and (3) provide insurance and safe, secured storage for the Equipment. Upon return, the Equipment shall be: (i) in the same condition as when delivered to Lessee under the applicable Schedule, ordinary wear and tear excepted; (ii) mechanically and structurally sound, capable of performing the functions for which the Equipment was originally designed, in accordance with the manufacturer’s published and recommended specifications (as applicable); (iii) redelivered with all component parts in good operating condition (and all components must meet or exceed the manufacturer’s minimum recommended specifications, unless otherwise agreed by Lessor in writing); and (iv) cleaned and cosmetically acceptable, with all Lessee-installed markings removed and all rust, corrosion or other contamination having been removed or properly treated, and in such condition so that it may be immediately installed and placed in service by a third party. Upon delivery, the Equipment shall be in compliance with all applicable Federal, state and local laws, and health and safety guidelines. Lessee shall be responsible for the cost of all repairs, alterations, inspections, appraisals, storage charges, insurance costs, demonstration costs and other related costs necessary to cause the Equipment to be in full compliance with the terms of this Lease.

     (c) If requested by Lessor, Lessee shall also deliver all related records and other data to Lessor, including all records of maintenance, modifications, additions and major repairs, computerized maintenance history, and any maintenance and repair manuals (collectively, the “Records”). All manuals or other documents delivered to Lessor that are subject to periodic revision will be fully up-to-date and current to the latest revision standard of any particular manual or document. In the event any such Records are missing or incomplete, Lessor shall have the right to cause the same to be reconstructed at Lessee’s expense.

     (d) In addition to Lessor’s other rights and remedies hereunder, if the Equipment and the related Records are not returned in a timely fashion, or if repairs are necessary to place any item of Equipment in the condition required in this Section, Lessee shall (i) continue to pay to Lessor per diem rent at the last prevailing lease rate under the applicable Schedule with respect to such item of Equipment, for the period of delay in redelivery, and/or for the period of time reasonably necessary to accomplish such repairs, and (ii) pay to Lessor an amount equal to the aggregate cost of any such repairs. Lessor’s acceptance of such rent on account of such delay and/or repair does not constitute an extension or renewal of the term of the related Schedule or a waiver of Lessor’s right to prompt return of the Equipment in proper condition. Such amount shall be payable upon the earlier of Lessor’s demand or the return of the Equipment in accordance with this Lease.

     (e) During the period between the date occurring six (6) months prior to the expiration of the term of the Lease (either the Base Term or renewal term) and the expiration of the Lease (“Remarketing Period”) Lessee shall, at its expense (i) upon receiving reasonable notice from Lessor, make the Equipment available for onsite operational inspections by potential purchasers, under power, and provide personnel, power and other operational requirements necessary to demonstrate electrical, mechanical and operational systems for each item of Equipment, (ii) at the request of Lessor, provide for an inspection and fair market value appraisal to be performed by an appraiser of Lessor’s choice, the results of such appraisal to be forwarded to Lessor; and (iii) assist Lessor in marketing the Equipment for sale. Lessee shall on request pay all of Lessor’s reasonable cost and expenses incurred in connection with the remarketing of the Equipment during the Remarketing Period. In the event, following receipt by Lessor of the Initial Return Fee, but prior to the date occurring thirty (30) days after the expiration of the Base Term of the Lease, the Lessor receives net proceeds from the sale of the Equipment, pursuant to a contract of sale entered into during the Remarketing Period, in excess of the amount equal to the Base Net Proceeds Percentage (as set forth on the applicable Schedule) of the Total Invoice Cost of the Equipment, the Lessor shall remit to the Lessee the portion of such net proceeds which exceed the amount equal to the Base Net Proceeds Percentage of the Total Invoice Cost of the Equipment; provided that the maximum amount to be paid to the Lessee shall not exceed the amount of the Initial Return Fee received by Lessor.

     (f) Without limiting any other terms or conditions of this Lease, the provisions of this Section are of the essence of each Schedule, and upon application to any court of equity having jurisdiction, Lessor shall be entitled to a decree against Lessee requiring Lessee’s specific performance of its agreements in this Section.

17. Financial Statements And Financial Covenants. Lessee shall cause Martek Biosciences Corporation (“Parent”) to maintain a system of accounts established and administered in accordance with generally accepted accounting principles and practices for its industry consistently applied, and, the Lessee shall promptly deliver to the Lessor: (a) within forty-five (45) days after the end of each of the Parent’s first three fiscal quarters, an unaudited consolidated financial statement of the Parent and the Parent’s subsidiaries (collectively, “Companies”) as of the end of such quarter, which financial statement shall consist of income and cash flows for the quarter, for the corresponding quarter in the previous fiscal year and for the period from the end of the previous fiscal year, with a consolidated balance sheet as of the quarter end all in such detail as the Lessor may request; (b) within ninety (90) days after the end of each fiscal year, consolidated statements of the Companies’ income and cash flows and its consolidated balance sheet as of the end of such fiscal year, setting forth comparative figures for the preceding fiscal year and to be audited by an independent certified public accountant acceptable to the Lessor; all such statements shall be certified by the Parent’s chief financial officer to be correct and in accordance with the Companies’ records and to present fairly the results of the Companies’ operations and cash flows and their financial position at year end; and (c) with each statement of income, a certificate executed by the Parent’s chief executive and chief financial officers or other such person responsible for the financial management of the Companies (1) setting forth the computations required to establish the Companies’ compliance with each financial covenant, if any, during the statement period, (2) stating that the signers of the certificate have reviewed this Lease and the operations and condition (financial or other) of the Companies during the relevant period and (3) stating that no Event of Default occurred during the period, or if an Event of Default did occur, describing its nature, the date(s) of its occurrence or period of existence and what action the Lessee has taken with respect thereto. The Lessee shall also provide to the Lessor such other financial information as the Lessor shall request from time to time, provided, that the Lessee shall not be required to provide to the Lessor any such additional information which the Parent is not also required to provide to the agents or lenders under the terms of the Loan and Security Agreement dated January 26, 2004 executed by Parent and various financial institutions in their capacity as lenders or agents (such agreement, as heretofore amended but without giving effect to any amendments or modifications thereof made after the date of this Lease is herein referred to as the “Line of Credit Agreement”). The Lessee shall cause Parent to maintain Permitted Investments with a minimum aggregate value of not less than Twenty-Five Million Dollars ($25,000,000.00) and Lessee shall provide the Lessor with periodic confirmation thereof as requested by the Lessor from time to time. The Companies shall maintain: (a) a Fixed Charge Coverage Ratio of not less than 2.5 to 1.0, measured as of the last day of each fiscal quarter; and (b) a Leverage Ratio, measured as of the last day of each fiscal quarter, of not more than (1) 2.25 to 1.0 from October 31, 2004 through October 30, 2005; and (2) 2.0 to 1.0 on October 31, 2005 and at all times thereafter. As used herein the terms “Fixed Charge Coverage Ratio,” “Permitted Investments,” and “Leverage Ratio” shall have the meanings given to such terms in the Line of Credit Agreement. In the event the financial covenants contained in the Line of Credit Agreement (or any defined terms in connection therewith) are hereafter amended during a period in which the Lessor (or any affiliate of Lessor) is a lender under the Line of Credit Agreement, the financial covenants contained herein shall, solely during the period in which the Lessor (or any affiliate of Lessor) remains a lender under the Line of Credit Agreement, be deemed to be the same as the financial covenants (or defined terms) contained in the Line of Credit Agreement as so amended

18. No Liens. Lessee shall not create or suffer to exist any lien or other encumbrance of any kind upon the Equipment or this Lease and agrees that if Lessee breaches this covenant Lessor may, at its option, but without any obligation to do so: (a) cancel this Lease; or (b) perform or comply, or otherwise cause performance or compliance, with such terms including the payment or discharge of all taxes, fees, security interest or other liens, encumbrances or claims, at any time levied or placed on the Equipment or this Lease. Nothing in this Section shall be construed to limit, abridge, supercede, or otherwise invalidate the right of Lessor to make expenditures or to take action or perform an obligation of Lessee as set forth in Section 22 of this Lease.

19. Quiet Enjoyment; Equipment is Personalty. Lessor covenants that so long as no Event of Default shall have occurred, Lessee shall be entitled to quiet possession and use of the Equipment in accordance with this Lease. Lessor and Lessee agree that the Equipment shall remain personal property. Lessee will obtain and deliver upon Lessor’s request any landlord and mortgagee waivers in recordable form, satisfactory to Lessor, from all persons claiming any interest in the real property on or in which the Equipment is located.

20. Events of Default. Any of the following events or conditions shall constitute an “Event of Default” hereunder and under each Schedule: (a) failure by the Lessee to pay when due (whether at the stated maturity, by acceleration, upon demand or otherwise) the Rent, or any part thereof and such failure shall remain uncured for a period of five (5) days, or there occurs any event or condition which after notice, lapse of time or after both notice and lapse of time will permit acceleration of Rent; (b) default by the Lessee in the performance of any obligation, term or condition of this Lease, or any other agreement with the Lessor or any of Lessor’s affiliates or subsidiaries (collectively, “Affiliates”) and such default is not cured within thirty (30) days after written notice from the Lessor to the Lessee; (c) failure by the Lessee to pay when due (whether at the stated maturity, by acceleration, upon demand or otherwise) any indebtedness or obligation in an aggregate amount of Two Million Dollars ($2,000,000.00) or more owing to any third party or any Affiliate, or the occurrence of any event which could result in acceleration of payment of any such indebtedness; (d) the Lessee is dissolved, becomes insolvent, generally fails to pay or admits in writing its inability generally to pay its debts as they become due; (e) the Lessee makes a general assignment, arrangement or composition agreement with or for the benefit of its creditors or makes, or sends notice of any intended, bulk sale; the sale, assignment, transfer or delivery of all or substantially all of the assets of the Lessee to a third party; or the cessation by the Lessee as a going business concern; (f) the Lessee files a petition in bankruptcy or institutes any action under federal or state law for the relief of debtors or seeks or consents to the appointment of an administrator, receiver, custodian or similar official for the wind up of its business (or has such a petition or action filed against it and such petition action or appointment is not dismissed or stayed within sixty (60) days); (g) the occurrence of a “Change of Control” as that term is presently defined in the Line of Credit Agreement with respect to the Parent; (h) dissolution of the Lessee (or the making of any agreement therefor); (i) the occurrence of an “Event of Default,” as that term is defined in the Line of Credit Agreement or any subsequent agreement evidencing or documenting a working capital line of credit to any of the Companies (excluding, however, any Event of Default under Section 7.12 of the Line of Credit Agreement or any similar event of default under any other agreement evidencing or documenting a working capital line of credit to any of the Companies); (j) the entry of one or more judgments or orders of any court, other governmental authority or arbitrator against the Lessee involving in the aggregate liability of Two Million Dollars ($2,000,000.00) or more and which is not discharged, stayed pending appeal within thirty (30) days from the entry thereof; (k) material falsity, omission or inaccuracy of facts submitted to the Lessor or any Affiliate (whether in a financial statement or otherwise); (l) the failure to comply with the financial covenants contained in Section 17 of this Lease; (m) the occurrence of any event described in Section 20 (a) through and including 20(l) with respect to any subsidiary or to any endorser, guarantor (“Guarantor”) or any other party liable for, or whose assets or any interest therein secures, payment of any of the Rent. The occurrence of an Event of Default under any Schedule shall constitute an Event of Default under all Schedules.

21. Remedies. (a) If an Event of Default occurs with respect to any Schedule, the Lessor thereunder may (in its sole discretion) exercise any one or more of the following remedies with respect to such Schedule and any or all other Schedules to which such Lessor is then a party: (1) proceed at law or in equity, to enforce specifically Lessee’s performance or to recover damages; (2) declare each such Schedule in default, and cancel each such Schedule or otherwise terminate Lessee’s right to use the Equipment and Lessee’s other rights, but not its obligations, thereunder and Lessee shall immediately assemble, make available and, if Lessor requests, return the Equipment to Lessor in accordance with the terms of this Lease; (3) enter any premises where any item of Equipment is located and take immediate possession of and remove (or disable in place) such item (and/or any unattached parts) by self-help, summary proceedings or otherwise without liability; (4) use Lessee’s premises for storage without liability; (5) sell, re-lease or otherwise dispose of any or all of the Equipment, whether or not in Lessor’s possession, at public or private sale, with or without notice to Lessee, and apply or retain the net proceeds of such disposition, with Lessee remaining liable for any deficiency and with any excess being retained by Lessor; (6) enforce any or all of the preceding remedies with respect to any related Collateral, and apply any deposit or other cash collateral, or any proceeds of any such Collateral, at any time to reduce any amounts due to Lessor; (7) demand and recover from Lessee all Liquidated Damages and all other sums due under the Schedules whenever the same shall be due; and (8) exercise any and all other remedies allowed by applicable law, including the UCC. As used herein, “Liquidated Damages” shall mean the liquidated damages (all of which, Lessee hereby acknowledges, are damages to be paid in lieu of future Rent and are reasonable in light of the anticipated harm arising by reason of an Event of Default, and are not a penalty) described in the first sentence of parts (1) or (2) of Section 21(b), depending upon the recovery and disposition of the Equipment leased under the applicable Schedule.

     (b) If an Event of Default occurs with respect to any Schedule, (1) if Lessor recovers the Equipment and disposes of it by a lease or elects not to dispose of the Equipment after recovery, upon demand, Lessee shall pay to Lessor an amount equal to the sum of (A) any accrued and unpaid Rent as of the date Lessor recovers possession of the Equipment, plus (B) the present value as of such date of the total Rent for the then remaining term of such Schedule; plus (C) present value of the Initial Return Fee, to be paid under the applicable Schedule pursuant to Section 16(a) of this Lease, minus (D) either, as applicable, (i) the present value, as of the commencement date of any substantially similar re-lease of the Equipment, of the re-lease rent payable for that period, commencing on such date, which is comparable to the then remaining term of such Schedule or (ii) the present value, as of that certain date which may be determined by taking into account Lessor’s having a reasonable opportunity to remarket the Equipment, of the “market rent” for such Equipment (as computed pursuant to Article 2A of the UCC) in the continental United States on that date, computed for that period, commencing on such date, which is comparable to the then remaining term of such Schedule; provided, however, Lessee acknowledges that if Lessor is unable after reasonable effort to dispose of the Equipment at a reasonable price and pursuant to other reasonable terms, or the circumstances reasonably indicate that such an effort will be unavailing, the “market rent” in such event will be deemed to be $0.00, but in the event that Lessor does eventually re-lease or otherwise dispose of the Equipment, it will apply the net proceeds of such disposition, to the extent received in good and indefeasible funds, as a credit or reimbursement, as applicable, in a manner consistent with the applicable provisions of Article 2A of the UCC. Any amounts discounted to present value, shall be discounted at the rate of three percent (3%) per annum, compounded annually.

                    (2) If Lessee fails to return the Equipment in the manner and condition required by this Lease, or Lessor recovers and sells the Equipment, upon demand, Lessee shall pay to Lessor an amount calculated as the Stipulated Loss Value of the Equipment (determined as of the next rent payment date after the date of the occurrence of the subject Event of Default), together with all other Rent due with respect to the related Schedule as of such determination date, and all Enforcement Costs (defined in Section 21(c)), less a credit for any disposition proceeds, if applicable pursuant to the application provisions in the next sentence. If Lessor demands the Liquidated Damages under this part (2), and recovers and sells the Equipment, any proceeds received in good and indefeasible funds shall be applied by Lessor, with respect to the related Schedule: first, to pay all Enforcement Costs, to the extent not previously paid; second, to pay to Lessor an amount equal to any unpaid Rent due and payable, together with the Liquidated Damage amounts specified in this part (2), to the extent not previously paid; third, to pay to Lessor any interest accruing on the amounts covered by the preceding clauses, at the rate interest accrues on judgments in the State of New York, from and after the date the same becomes due, through the date of payment; and fourth, (A) to satisfy any remaining obligations under any or all other Schedules to the Lease, or (B) if Lessee’s obligations under the other Schedules have been fully satisfied, to reimburse Lessee for such amounts to the extent paid by Lessee as Liquidated Damages pursuant to this part (2).

     (c) A cancellation of any Schedule shall occur only upon written notice by Lessor to Lessee. Unless already specifically provided for in Section 21(b), if an Event of Default occurs with respect to any Schedule, Lessee shall also be liable for all of the following (“Enforcement Costs”): (1) all unpaid Rent due before, during or after exercise of any of the foregoing remedies, and (2) all reasonable legal fees (including consultation, drafting notices or other documents, expert witness fees, sending notices or instituting, prosecuting or defending litigation or arbitration) and other enforcement costs and expenses incurred by reason of any Event of Default or the exercise of Lessor’s rights or remedies, including all expenses incurred in connection with the return or other recovery of any Equipment in accordance with the terms of this Lease or in placing such Equipment in the condition required hereby, or the sale, re-lease or other disposition (including but not limited to costs of transportation, possession, storage, insurance, taxes, lien removal, repair, refurbishing, advertising and brokers’ fees), and all other pre-judgment and post-judgment enforcement related actions taken by Lessor or any actions taken by Lessor in any bankruptcy case involving Lessee, the Equipment, or any other person. No right or remedy is exclusive and each may be used successively and cumulatively. Any failure to exercise the rights granted hereunder upon any Event of Default shall not constitute a waiver of any such right. The execution of a Schedule shall not constitute a waiver by Lessor of any pre-existing Event of Default. With respect to any disposition of any Equipment or Collateral pursuant to this Section, (i) Lessor shall have no obligation, subject to the requirements of commercial reasonableness, to clean-up or otherwise prepare the same for disposition, (ii) Lessor may comply with any applicable law in connection with any such disposition, and any actions taken in connection therewith shall not be deemed to have adversely affected the commercial reasonableness of any disposition thereof, (iii) Lessor may disclaim any title or other warranties in connection with any such disposition except for a warranty that title is conveyed free and clear of all claims or liens arising by reason of any act of Lessor, and (iv) Lessee shall remain responsible for any deficiency remaining after Lessor’s exercise of its remedies and application of any funds or credits against Lessee’s obligations under any Schedule, and Lessor shall retain any excess after such application (subject to the provisions of Section 21(b)(2)).

22. Lessor’s Right to Cure. If Lessee fails to perform or comply with any of the terms hereof, Lessor, at its option, but without any obligation to do so, may perform or comply, or otherwise cause performance or compliance, with such terms including the payment or discharge of all taxes, fees, security interest or other liens, encumbrances or claims, at any time levied or placed on the Equipment. An election to make expenditures or to take action or perform an obligation of Lessee under the Lease, after Lessee’s failure to perform, shall not affect Lessor’s right to declare an Event of Default and to exercise its remedies. Nor shall the provisions of this Section relieve Lessee of any of its obligations hereunder with respect to the Equipment or impose any obligation on Lessor to proceed in any particular manner with respect to the Equipment.

23. Purchase Options And Renewal Options. Lessee shall have only such option to purchase the Equipment or renew the term of the Lease as specified in: (a) the Purchase and Renewal Option Rider attached to each Schedule, if any; (b) the Early Buyout Rider attached to each Schedule, if any; and (c) the Tax Indemnification Rider attached to each Schedule, if any.

24. Further Assurances. Lessee will execute all documents and take all further actions reasonably requested by Lessor to protect Lessor’s interests under this Lease. Lessee hereby authorizes Uniform Commercial Code financing statements naming Lessee as debtor and the equipment as collateral. Lessee will pay all costs of filing financing statements with respect to this Lease. Lessee will cause Lessor’s interest in the Equipment to be noted on any certificate of title relating to the Equipment.

25. Power of Attorney. Lessee hereby irrevocably appoints Lessor, its officers, employees and agents, or any of them, as attorneys-in-fact for Lessee with full power and authority in the place and stead of Lessee and in the name of Lessee or its own name from time to time in Lessor’s discretion at any time during the continuance of an Event of Default, to (a) endorse checks, drafts or other instruments drawn by the issuer of insurance covering the Equipment or (b) execute and deliver any writing and take any other actions that the Lessor deems necessary or desirable to perfect or protect Lessor’s interests under this Lease. This power is coupled with an interest and if Lessee is a natural person shall not be affected by any subsequent disability of the Lessee.

26. Enforceability. This Lease shall be binding upon Lessee’s successors and assigns and shall be enforceable by Lessor’s successors and assigns.

27. Waivers; Changes in Writing. No course of dealing nor any omission, failure or delay of the Lessor in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. Lessee expressly disclaims any reliance on any course of dealing or usage of trade or oral representation of the Lessor and agrees that none of the foregoing shall operate as a waiver of any right or remedy of the Lessor. No notice to or demand on the Lessee in any case shall entitle the Lessee to any other or further notice or demand in similar or other circumstances. No waiver of any provision of this Lease or consent to any departure by the Lessee therefrom shall in any event be effective unless made specifically in writing by the Lessor and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No modification to any provision of this Lease shall be effective unless made in writing in an agreement signed by the Lessee and the Lessor.

28. No Commitment; Lessor’s Right to Terminate Commitments. This Master Equipment Lease is not a legal commitment to enter into any lease transaction and Lessor shall have no obligation to enter into any Schedule unless (a) Lessor has issued a specific commitment for such Schedule, (b) no Event of Default or any event which with lapse of time or notice, or both, would become an Event of Default exists with respect to any agreement or other obligation of Lessee in any capacity to Lessor or any of its Affiliates in any capacity, and (c) none of the following has occurred: (1) there has been a material adverse change in Lessee’s financial position or credit standing as determined by Lessor in its sole discretion; (2) the Equipment fails to be delivered and accepted by Lessee before the commitment expires; (3) Lessee or any Guarantor fails to cause its counsel to deliver on its behalf any legal opinion requested by the Lessor; (4) Lessee fails to deliver evidence satisfactory to Lessor that Lessee has obtained and will maintain in force during the term of this Lease all federal, state and local permits, licenses and approvals necessary for the acquisition, transportation, operation and maintenance of the Equipment, including without limitation disposal of all associated wastes and by-products and protection of operators and other persons in the vicinity of the Equipment; or (5) any other condition specified in the Schedule has not been fulfilled. Immediately upon Lessor’s termination or rejection of a Schedule or commitment based on this section, Lessee will return, and reimburse Lessor on demand for all sums disbursed by Lessor with respect to, the Equipment and proposed Schedule, including without limitation all Lessor’s attorneys’ fees and disbursements, whereupon, if Lessee is not in default with respect to any agreement with Lessor, Lessor will transfer to Lessee without warranty or recourse any rights Lessor may have with respect to the Equipment.

29. Entire Agreement. This Lease and the Schedules and Riders to be executed in connection herewith constitute the entire agreement between Lessor and Lessee relating to the Equipment and supersedes all prior dealings. This Lease may be amended only in a writing signed by both parties.

30. Notices. Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to Lessee (at its address on the Lessor’s records) or to the Lessor (at the address on page one and separately to the representative of the Lessor responsible for Lessee’s relationship with the Lessor as advised to the Lessee by the Lessor from time to time). Such notice or demand shall be deemed sufficiently given for all purposes when delivered (a) by personal delivery and shall be deemed effective when delivered, or (b) by mail or courier and shall be deemed effective three (3) business days after deposit in an official depository maintained by the United States Post Office for the collection of mail or one (1) business day after delivery to a nationally recognized overnight courier service (e.g., Federal Express). Notice by e-mail is not valid notice under this or any other agreement between Lessee and the Lessor. Lessee shall immediately notify Lessor and any assignee of any change in the location of the Equipment or in Lessee’s address, name, management, financial condition or form of organization. Time is of the essence with regard to all Notices.

31. Generally Accepted Accounting Principles. Any financial calculation to be made, all financial statements and other financial information to be provided, and all books and records, system of accounting and reserves to be kept in connection with the provisions of this Lease, shall be in accordance with generally accepted accounting principles consistently applied during each interval and from interval to interval; provided, however, that in the event changes in generally accepted accounting principles shall be mandated by the Financial Accounting Standards Board or any similar accounting body of comparable standing, or should be recommended by Lessee’s certified public accountants, to the extent such changes would affect any financial calculations to be made in connection herewith, such changes shall be implemented in making such calculations only from and after such date as Lessee and the Lessor shall have amended this Lease to the extent necessary to reflect such changes in the financial and other covenants to which such calculations relate.

32. Cumulative Nature and Non-Exclusive Exercise of Rights and Remedies. All rights and remedies of the Lessor pursuant to this Lease shall be cumulative, and no such right or remedy shall be exclusive of any other such right or remedy. No single or partial exercise by the Lessor of any right or remedy pursuant to this Lease or otherwise shall preclude any other or further exercise thereof, or any exercise of any other such right or remedy, by the Lessor.

33. Governing Law; Jurisdiction. This Lease has been delivered to and accepted by the Lessor and will be deemed to be made in the State of New York. Except as otherwise provided under federal law, this Lease will be interpreted in accordance with the laws of the State of New York excluding its conflict of laws rules. LESSEE HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE STATE OF NEW YORK IN A COUNTY OR JUDICIAL DISTRICT WHERE THE LESSOR OR ANY OF ITS AFFILIATES MAINTAINS A BRANCH AND CONSENTS THAT THE LESSOR MAY EFFECT ANY SERVICE OF PROCESS IN THE MANNER AND AT LESSEE’S ADDRESS SET FORTH ABOVE FOR PROVIDING NOTICE OR DEMAND; PROVIDED THAT NOTHING CONTAINED IN THIS LEASE WILL PREVENT THE LESSOR FROM BRINGING ANY ACTION, ENFORCING ANY AWARD OR JUDGMENT OR EXERCISING ANY RIGHTS AGAINST LESSEE INDIVIDUALLY, AGAINST ANY SECURITY OR AGAINST ANY PROPERTY OF LESSEE WITHIN ANY OTHER COUNTY, STATE OR OTHER FOREIGN OR DOMESTIC JURISDICTION. Lessee acknowledges and agrees that the venue provided above is the most convenient forum for both the Lessor and Lessee. Lessee waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Lease.

34. Additional Waivers by Lessee. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW LESSEE WAIVES ANY AND ALL RIGHTS AND REMEDIES CONFERRED BY UCC ARTICLE 2A SECTIONS 505-522 (PROVIDED LESSEE RESERVES THE RIGHT TO SUE FOR DAMAGES IF LESSOR BREACHES THIS LEASE), INCLUDING WITHOUT LIMITATION ANY RIGHTS TO (a) CANCEL OR REPUDIATE THE LEASE, (b) REJECT OR REVOKE ACCEPTANCE OF THE EQUIPMENT, (c) RECOVER DAMAGES FROM THE LESSOR FOR BREACH OF WARRANTY RELATING TO THE EQUIPMENT, (d) CLAIM A SECURITY INTEREST IN ANY REJECTED EQUIPMENT IN LESSEE’S POSSESSION OR CONTROL, (e) DEDUCT FROM RENT ALL OR ANY PART OF ANY CLAIMED DAMAGES RESULTING FROM THE LESSOR’S DEFAULT UNDER THE LEASE, (f) ACCEPT PARTIAL DELIVERY OF THE EQUIPMENT, (g) RECOVER FROM LESSOR OR ASSIGNEE ANY GENERAL, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES FOR ANY REASON WHATSOEVER, AND (h) SPECIFIC PERFORMANCE, REPLEVIN OR THE LIKE FOR ANY OF THE EQUIPMENT.

35. Interpretation. Unless the context otherwise clearly requires, references to plural includes the singular and references to the singular include the plural; references to “individual” shall mean a natural person and shall include a natural person doing business under an assumed name (e.g., a “DBA”); the word “or” has the inclusive meaning represented by the phrase “and/or”; the word “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; and captions or section headings are solely for convenience and not part of the substance of this Lease. Any representation, warranty, covenant or agreement

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herein shall survive execution and delivery of this Lease and shall be deemed continuous. Each provision of this Lease shall be interpreted as consistent with existing law and shall be deemed amended to the extent necessary to comply with any conflicting law. If any provision nevertheless is held invalid, the other provisions shall remain in effect. The Lessee agrees that in any legal proceeding, a photocopy of this Lease kept in the Lessor’s course of business may be admitted into evidence as an original. The captions in this Lease are for convenience only.

36. Waiver of Jury Trial. The Lessee and the Lessor hereby knowingly, voluntarily, and intentionally waive any right to trial by jury the Lessee and the Lessor may have in any action or proceeding, in law or in equity, in connection with this Lease or any transactions related hereto. The Lessee represents and warrants that no representative or agent of the Lessor has represented, expressly or otherwise, that the Lessor will not, in the event of litigation, seek to enforce this jury trial waiver. The Lessee acknowledges that the Lessor has been induced to enter into this Lease by, among other things, the provisions of this Section.

Acknowledgment. LESSEE ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS ALL THE PROVISIONS OF THIS LEASE, INCLUDING THE GOVERNING LAW, JURISDICTION AND WAIVER OF JURY TRIAL, AND HAS BEEN ADVISED BY COUNSEL AS NECESSARY OR APPROPRIATE.

LESSEE ALSO ACKNOWLEDGES THAT ONLY LESSOR’S ORIGINAL OF EACH EQUIPMENT SCHEDULE CONSTITUTES CHATTEL PAPER FOR PURPOSES OF THE UNIFORM COMMERCIAL CODE. NO SECURITY INTEREST CAN BE PERFECTED BY POSSESSION OF ANY OTHER COUNTERPART.

Date: October 29, 2004			Accepted on: October 29, 2004

LESSEE:			LESSOR:
MARTEK BIOSCIENCES KINGSTREE CORPORATION			M&T CREDIT SERVICES, LLC

By:	/s/ Peter L. Buzy	By:	/s/ Mohannad Jishi

	Name: Peter L. Buzy Title: CFO		Name: Mohannad Jishi Title: VP

M&T CREDIT SERVICES, LLC

EQUIPMENT SCHEDULE NO. 1
UNDER MASTER EQUIPMENT LEASE dated as of October 29, 2004

Equipment Schedule Date: October 29, 2004	Equipment Schedule No. 1

Lessee’s Name and Address:	Lessor’s Name and Address:
MARTEK BIOSCIENCES KINGSTREE CORPORATION 6480 Dobbin Road Columbia, Maryland 21045	M&T Credit Services, LLC M&T Center One Fountain Plaza Buffalo, New York 14203

Attn: Phone:	Attn: Counsel’s Office Phone: (716) 842-5094

LESSEE: Martek Biosciences Kingstree Corporation

EQUIPMENT DESCRIPTION
QTY	(Manufacturer,Model No., Item)	SERIAL NO.	TOTAL INVOICE COST
	See Schedule A attached hereto and made a part hereof	See Schedule A	$ 5,370,186.25

Equipment Location: 1416 Williamsburg County Highway, Kingstree, South Carolina

Earliest Date Any Of Equipment Was Placed In Service: _______10/29_______, 2004

Lease Term (initial term): Commencement Date: November 1, 2004 End Date: October 31, 2009

Interim Term: Period Covering: October 29, 2004 To And Including October 31, 2004 Interim Rent: $1,802.81

Base Term: 60 Months Beginning: November 1, 2004       Last Payment: October 1, 2009

Return Fee Percentage: 15.5%                                               Base Net Proceeds Percentage: 9.5%

	Payment Number		Total Each	Advance Rent
Rent Payable	and Amounts	Sales Tax	Lease Payment	Received by Lessor

☑ Monthly ☐ Quarterly ☐ Semiannually ☐ Annually ☐ See Schedule	Periodic Rent: at $79,576.76	$ N/A ☐ Sales Tax ☑ Exempt	$79,576.76 per month	N/A

Insurance:	Lessee’s insurance policy covering the Equipment shall contain minimum liability limits of $3,000,000 for each person, $5,000,000 for each occurrence and insure against claims for property damage in an amount not less than $5,000,000.

Lease. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the personal property described above together with all substitutions, replacements, repairs, upgrades, additions, accessories, products and proceeds (collectively, the “Equipment”), subject to the terms and conditions of the Master Equipment Lease identified above, which is incorporated herein in its entirety. LESSEE ACKNOWLEDGES THAT ONLY LESSOR’S ORIGINAL OF THIS EQUIPMENT SCHEDULE CONSTITUTES CHATTEL PAPER FOR PURPOSES OF THE UNIFORM COMMERCIAL CODE. No security interest can be perfected by possession of any other counterpart. THIS LEASE CAN BE AMENDED OR MODIFIED ONLY IN WRITING. THIS IS A NON-CANCELABLE LEASE.

This Equipment Schedule also has attached hereto and made a part hereof the following schedules and riders: (i) Schedule A of equipment; (ii) Schedule of Stipulated Loss Values; (iii) Sale-Leaseback Rider; (iv) Purchase Option and Renewal Option Rider; and (v) Early Buyout Rider.

LESSEE:		LESSOR:

MARTEK BIOSCIENCES KINGSTREE CORPORATION		M&T CREDIT SERVICES, LLC

By:	/s/ Peter L. Buzy	By:	/s/ Mohannad Jishi

	Name: Peter L. Buzy		Name: Mohannad Jishi
	Title: CFO		Title: VP

M&T CREDIT SERVICES, LLC

EQUIPMENT SCHEDULE NO. 2
UNDER MASTER EQUIPMENT LEASE dated as of October 29, 2004

Equipment Schedule Date: October 29, 2004	Equipment Schedule No. 2

Lessee’s Name and Address:	Lessor’s Name and Address:
MARTEK BIOSCIENCES KINGSTREE CORPORATION	M&T Credit Services, LLC
6480 Dobbin Road	M&T Center
Columbia, Maryland 21045	One Fountain Plaza
Buffalo, New York 14203
Attn: Phone:	Attn: Counsel’s Office Phone: (716) 842-5094

LESSEE: Martek Biosciences Kingstree Corporation

	EQUIPMENT DESCRIPTION		TOTAL INVOICE
QTY	(Manufacturer, Model No., Item)	SERIAL NO.	COST
	See Schedule A attached hereto and made a part hereof	See Schedule A	$5,394,675.23

Equipment Location: 1416 Williamsburg County Highway, Kingstree, South Carolina

Earliest Date Any Of Equipment Was Placed In Service: _______10/29_______, 2004

Designation of Whether Qualified Property: All Equipment is Qualified Property except as set forth on Schedule A attached hereto.

Lease Term (initial term): Commencement Date: November 1, 2004 End Date: October 31, 2009

Interim Term: Period Covering: October 29, 2004 To And Including October 31, 2004

Interim Rent: $1,811.02

Base Term: 60 Months Beginning: November 1, 2004	Last Payment: October 1, 2009
Return Fee Percentage: 15.5%	Base Net Proceeds Percentage: 9.5%

				Advance Rent
	Payment Number		Total Each	Received by
Rent Payable	and Amounts	Sales Tax	Lease Payment	Lessor

☑ Monthly
☐ Quarterly	Periodic Rent: at	$ N/A	$80,172.42	N/A
☐ Semiannually	$80,172.42		per month
☐ Annually		☐ Sales Tax
☐ See Schedule		☑ Exempt

Insurance:	Lessee’s insurance policy covering the Equipment shall contain minimum liability limits of $3,000,000 for each person, $5,000,000 for each occurrence and insure against claims for property damage in an amount not less than $5,000,000.

Lease. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the personal property described above together with all substitutions, replacements, repairs, upgrades, additions, accessories, products and proceeds (collectively, the “Equipment”), subject to the terms and conditions of the Master Equipment Lease identified above, which is incorporated herein in its entirety. LESSEE ACKNOWLEDGES THAT ONLY LESSOR’S ORIGINAL OF THIS EQUIPMENT SCHEDULE CONSTITUTES CHATTEL PAPER FOR PURPOSES OF THE UNIFORM COMMERCIAL CODE. No security interest can be perfected by possession of any other counterpart. THIS LEASE CAN BE AMENDED OR MODIFIED ONLY IN WRITING. THIS IS A NON-CANCELABLE LEASE.

This Equipment Schedule also has attached hereto and made a part hereof the following schedules and riders: (i) Schedule A of equipment; (ii) Schedule of Stipulated Loss Values; (iii) Sale-Leaseback Rider; (iv) Purchase Option and Renewal Option Rider; and (v) Early Buyout Rider.

LESSEE:		LESSOR:

MARTEK BIOSCIENCES KINGSTREE CORPORATION		M&T CREDIT SERVICES, LLC

By:	/s/ Peter L. Buzy	By:	/s/ Mohannad Jishi

	Name: Peter L. Buzy		Name: Mohannad Jishi
	Title: CFO		Title: VP